Exhibit 17(a)

PATRIOT CAPITAL FUNDING, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard P. Buckanavage, William E. Alvarez, Jr. and Timothy W. Hassler, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Patriot Capital Funding, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the “Meeting”) to be held at the offices of Edwards Angell Palmer & Dodge LLP at Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901 on November 18, 2009 at 10:30 A.M., Eastern Daylight Time, and at all adjournments thereof, as indicated on this proxy.

1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To adopt the Agreement and Plan of Merger, dated as of August 3, 2009, by and between Patriot Capital Funding, Inc. and Prospect Capital Corporation, as such agreement may be amended from time to time;

2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

A proposal to approve the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Meeting to adopt the foregoing proposal.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “for” the proposals listed.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.